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                                                                     Exhibit 99

                            CKE RESTAURANTS, INC.
                          1994 STOCK INCENTIVE PLAN


        Section 1.  PURPOSE OF PLAN

        The purpose of this 1994 Stock Incentive Plan ("Plan") of CKE Restaurants, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

        Section 2.  PERSONS ELIGIBLE UNDER PLAN

        Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

        Section 3.  AWARDS

        (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

        (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

                                EXHIBIT "A"


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        (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

                (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                    (A) the delivery of cash;

                    (B) the delivery of other property deemed acceptable by the
                Committee;

                    (C) the delivery of previously owned shares of capital
                stock of the Company (including "pyramiding") or other property;

                    (D) a reduction in the amount of Common Shares or other
                property otherwise issuable pursuant to such Award; or

                    (E) the delivery of a promissory note, the terms and
                conditions of which shall be determined by the Committee;

                (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

                (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

        (e) Notwithstanding Section 3(b), in the event any Award is made while this Plan is subject to Rule 16b-3 as in effect on April 30, 1991 and under which Common Shares are or may in the future be issued for any type of


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consideration other than as a bonus without the payment of any consideration, the amount of such consideration shall be equal to (i) the amount (such as par value) required to be received by the Company in order to assure compliance with applicable state law, or (ii) an amount equal to or greater than 50% of the fair market value of such shares on the date of grant of such Award.

         Section 4.   NONEMPLOYEE DIRECTOR OPTIONS

         (a) Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase the number of Common Shares as follows: each nonemployee director shall receive an option to purchase 2,500 shares; each nonemployee director member of the executive committee shall receive an option to purchase an additional 5,000 shares; and the nonemployee chairman of the Board of Directors shall receive an option to purchase an additional 20,000 shares.

         (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

         (c) Each Nonemployee Director Option granted under this Plan shall become exercisable for the first time to purchase 33-1/3% of the Common Shares subject thereto (rounded to the nearest whole share) on each of the first, second and third anniversaries of the Date of Grant of such Nonemployee Director Option; provided, however, that such Nonemployee Director Option shall become fully exercisable on the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or total disability.

         (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

              (i) The first anniversary of the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or total disability;

             (ii) The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death or total disability as defined in Section 22(e)(3) Internal Revenue Code;

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           (iii)  The fifth anniversary of the Date of Grant of such
      Nonemployee Director Option.

         (e) Each Nonemployee Director Option shall have an exercise price equal to the greater of (i) the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares subject thereto or (ii) the aggregate par value of such Common Shares on such date.

         (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such Nonemployee Director Option; provided, however, that, in the discretion of the Board of Directors of the Company (the "Board"), the payment of such exercise price may instead be made;

              (i) in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

             (ii) in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such Nonemployee Director Option.

         (g) For purposes of this Section 4, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date on the New York Stock Exchange, or, if the Common Shares or such other security were not traded on the New York Stock Exchange or quoted by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.



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         (h)  All outstanding Nonemployee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

                (i) the date of shareholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company;

               (ii) the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

              (iii)  the dissolution or liquidation of the Company;

               (iv) the sale of substantially all of the property and assets of the Company; or

                (v) the date of dissemination to the shareholders of the Company of a proxy statement disclosing a change of control of the Company.

         (i) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

         (j) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

         Section 5.  STOCK SUBJECT TO PLAN

         (a) Subject to adjustment as provided in Section 8 hereof, the aggregate number of Common Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,750,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

         (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Employee (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 200,000; provided, however, that the limitation set forth in this Section 5(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code. Further, such aggregate number of shares shall be subject to adjustment under

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Section 8 only to the extent permitted by Section 162(m) of the Internal
Revenue Code.

        (c) Subject to adjustment as provided in Section 8(b) hereof, at any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 1,750,000.

        (d) For purposes of Section 5(c) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

             (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

             (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

             (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

        Section 6.  DURATION OF PLAN

        No Awards shall be made under this Plan after April 30, 1999. Although Common Shares may be issued after April 30, 1999 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 30, 2009.

        Section 7.  ADMINISTRATION OF PLAN

        (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (ii) is an "outside director" (as such term is defined under Section 162(m) of the Internal Revenue Code).

        (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:


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        (i)  adopt, amend and rescind rules and regulations relating to this
    Plan;

        (ii) determine which persons are Employees and to which of such Employees, if any, Awards shall be granted hereunder;

        (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

        (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

        (v) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

        (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

        Section 8.  ADJUSTMENTS

        (a) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options and the exercise price thereof theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options thereafter granted under this Plan.

        (b) If the outstanding securities of the class then subject to this Plan are increased, decreased, or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares of other securities or cash or other property that may be acquired pursuant to Awards other than


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Incentive Stock Options theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

        Section 9. AMENDMENT AND TERMINATION OF PLAN

        The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; provided, further, that if an amendment to the Plan would (a) increase the maximum number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan, and other Awards granted during any calendar year to any one Employee, (b) change the class of persons eligible to receive Awards under the Plan, (c) otherwise materially increase the benefits accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein or (d) affect the Plan's compliance with Rule 16b-3 under the Exchange Act or applicable provisions of the Internal Revenue Code, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 under the Exchange Act, Section 422 and 162(m) of the Internal Revenue Code, or other applicable provisions of or rules under the Internal Revenue Code.

        Section 10. EFFECTIVE DATE OF PLAN

        (a) This Plan shall be effective as of the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

        (b) Notwithstanding the foregoing, Section 4 of this Plan shall not be effective until the close of business on the date of the 1994 Annual Meeting of the Stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected.

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